Exhibit 99.1

 LTC Announces Operating Results for the Three and Nine Months Ended
                          September 30, 2007


    WESTLAKE VILLAGE, Calif.--(BUSINESS WIRE)--Oct. 31, 2007--LTC Properties, Inc. (NYSE:LTC) released results of operations for the three and nine months ended September 30, 2007 and announced that net income available to common stockholders for the third quarter of 2007 was $7.2 million or $0.31 per diluted share. For the same period in 2006, net income available to common stockholders was $6.8 million or $0.29 per diluted share. Revenues for the three months ended September 30, 2007 were $18.2 million compared to $18.1 million for the same period last year.

    For the nine months ended September 30, 2007, net income available to common stockholders was $24.0 million or $1.02 per diluted share. For the same period in 2006, net income available to common stockholders was $53.9 million or $2.18 per diluted share, which included a gain of $32.6 million from the sale of four assisted living properties and a skilled nursing property and discontinued operations related to properties sold of $0.8 million. Net income from continuing operations was $36.5 million or $1.01 per diluted share during the nine months ended September 30, 2007 as compared to $33.5 million or $0.88 per diluted share during the same period last year. Revenues for the nine months ended September 30, 2007, were $56.8 million versus $54.8 million for the same period last year.

    The Company announced that it had invested $0.9 million in the third quarter of 2007 under agreements to expand and renovate 18 properties operated by eight different operators. The total commitment under these agreements is $12.1 million, of which $8.6 million had been invested as of September 30, 2007. These investments are at an average yield of approximately 10%. Additionally, the Company invested $17.3 million during the quarter ended September 30, 2007 to repurchase a total of 825,956 shares of LTC's common stock. These purchases were made on the open market at an average cost of $20.97 per share pursuant to a 5,000,000 share repurchase program authorized by the Board in June 2007.

    The Company has scheduled a conference call on Thursday, November 1, 2007, beginning at 10:00 a.m. Pacific time, in order to comment on the Company's performance and operating results for the quarter ended September 30, 2007. The conference call is accessible by dialing 866-800-8649 passcode 62357646. The international number is 617-614-2703. The earnings release and any additional financial information that may be discussed on the conference call will also be available on our website. An audio replay of the conference call will be available from November 1, 2007 through November 15, 2007. Callers can access the replay by dialing 888-286-8010 or 617-801-6888 and entering conference ID number 18496459.

    At September 30, 2007, LTC had investments in 106 skilled nursing properties, 94 assisted living properties and two schools in 29 states. The Company is a self-administered real estate investment trust that primarily invests in long-term care and other health care related facilities through mortgage loans, facility lease transactions and other investments. For more information on LTC Properties, Inc., visit the Company's website at www.ltcproperties.com.

    This press release includes statements that are not purely historical and are "forward looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company's expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward looking statements. These forward looking statements involve a number of risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such forward looking statements. Although the Company's management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.


                         LTC PROPERTIES, INC.
                  CONSOLIDATED STATEMENTS OF INCOME
     (Unaudited, amounts in thousands, except per share amounts)

                                Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                                ------------------ -------------------
                                  2007      2006     2007      2006
                                --------- -------- --------- ---------
Revenues:
   Rental income                 $14,475  $13,152  $ 43,290  $ 38,536
   Interest income from mortgage
    loans                          2,628    3,613     9,882    11,935
   Interest and other income       1,143    1,366     3,596     4,317
                                --------- -------- --------- ---------
           Total revenues         18,246   18,131    56,768    54,788
                                --------- -------- --------- ---------

Expenses:
   Interest expense                1,234    1,783     3,717     5,434
   Depreciation and amortization   3,618    3,521    10,734    10,388
   Legal expenses                     94       60       239       230
   Operating and other expenses    1,793    2,250     5,320     4,965
                                --------- -------- --------- ---------
           Total expenses          6,739    7,614    20,010    21,017
                                --------- -------- --------- ---------
Income before non-operating
 income and minority interest     11,507   10,517    36,758    33,771
Minority interest                    (86)     (85)     (258)     (257)
                                --------- -------- --------- ---------
Income from continuing
 operations                       11,421   10,432    36,500    33,514
Discontinued operations:
   Income from discontinued
    operations                        --       59        --       769
   Gain on sale of assets, net        --      619       149    32,557
                                --------- -------- --------- ---------
Net income from discontinued
 operations                           --      678       149    33,326
                                --------- -------- --------- ---------
Net income                        11,421   11,110    36,649    66,840
Preferred stock dividends         (4,226)  (4,301)  (12,699)  (12,916)
                                --------- -------- --------- ---------
Net income available to common
 stockholders                    $ 7,195  $ 6,809  $ 23,950  $ 53,924
                                ========= ======== ========= =========

Net Income per Common Share from
 Continuing Operations net of
 Preferred Stock Dividends:
   Basic                         $  0.31  $  0.26  $   1.02  $   0.88
                                ========= ======== ========= =========
   Diluted                       $  0.31  $  0.26  $   1.01  $   0.88
                                ========= ======== ========= =========
Net Income per Common Share from
 Discontinued Operations:
   Basic                         $    --  $  0.03  $   0.01  $   1.43
                                ========= ======== ========= =========
   Diluted                       $    --  $  0.03  $   0.01  $   1.40
                                ========= ======== ========= =========
Net Income per Common Share
 Available to Common
 Stockholders:
   Basic                         $  0.31  $  0.29  $   1.02  $   2.31
                                ========= ======== ========= =========
   Diluted                       $  0.31  $  0.29  $   1.02  $   2.18
                                ========= ======== ========= =========

Basic weighted average shares
 outstanding                      23,105   23,319    23,370    23,316
                                ========= ======== ========= =========

    NOTE: Quarterly and year-to-date computations of per share amounts are made independently. Therefore, the sum of per share amounts for the quarters may not agree with the per share amounts for the year. Computations of per share amounts from continuing operations, discontinued operations and net income are made independently. Therefore, the sum of per share amounts from continuing operations and discontinued operations may not agree with the per share amounts from net income available to common stockholders.

    Reconciliation of Funds From Operations ("FFO")

    FFO is a supplemental measure of a REIT's financial performance that is not defined by accounting principles generally accepted in the United States. We define FFO as net income available to common stockholders adjusted to exclude the gains or losses on the sale of assets and adjusted to add back impairment charges, real estate depreciation and other non-cash charges. Other REITs may not use this definition of FFO and therefore, caution should be exercised when comparing our company's FFO to that of other REITs. FFO is used in the REIT industry as a supplemental measure of financial performance, but is not a substitute for net income per share available to common stockholders determined in accordance with accounting principles generally accepted in the United States.

    The following table reconciles net income available to common stockholders to funds from operations available to common stockholders (unaudited, in thousands, except per share amounts):

                                 Three Months Ended Nine Months Ended
                                   September 30,      September 30,
                                 ------------------ ------------------
                                   2007      2006     2007     2006
                                 --------- -------- -------- ---------

Net income available to common
 stockholders                     $ 7,195  $ 6,809  $23,950  $ 53,924
Add: Real estate depreciation       3,618    3,524   10,734    10,440
Add: Non-cash compensation
 charges                              631      250    1,610       754
Add: IRS settlement                    --      950       --       950
Less (gain)/add loss on sale of
 assets, net                           --     (619)    (149)  (32,557)
                                 --------- -------- -------- ---------
FFO available to common
 stockholders                      11,444   10,914   36,145    33,511
                                 ========= ======== ======== =========

Less: Non-cash compensation
 charges                             (631)    (250)  (1,610)     (754)
Less: IRS Settlement                   --     (950)      --      (950)
                                 --------- -------- -------- ---------
FFO including IRS settlement and
 non-cash compensation charges    $10,813  $ 9,714  $34,535  $ 31,807
                                 ========= ======== ======== =========

Basic FFO available to common
 stockholders per share           $  0.50  $  0.47  $  1.55  $   1.44
                                 ========= ======== ======== =========
Diluted FFO available to common
 stockholders per share           $  0.48  $  0.46  $  1.51  $   1.40
                                 ========= ======== ======== =========

Basic FFO including IRS
 settlement and non-cash
 compensation charges per share   $  0.47  $  0.42  $  1.48  $   1.36
                                 ========= ======== ======== =========
Diluted FFO including non-cash
 compensation charges per share   $  0.46  $  0.41  $  1.44  $   1.34
                                 ========= ======== ======== =========


                         LTC PROPERTIES, INC.
                     CONSOLIDATED BALANCE SHEETS
           (Amounts in thousands, except per share amounts)

                                  September 30, 2007 December 31, 2006
                                  ------------------ -----------------
ASSETS                               (unaudited)
Real Estate Investments:
  Buildings and improvements, net
   of accumulated depreciation and
   amortization: 2007 -- $112,579;
   2006 -- $102,091                       $ 345,323         $ 351,148
  Land                                       34,942            35,048
  Mortgage loans receivable, net
   of allowance for doubtful
   accounts: 2007 -- $835; 2006 --
   $1,280                                    85,665           116,992
                                  ------------------ -----------------
     Real estate investments, net           465,930           503,188
Other Assets:
  Cash and cash equivalents                  49,160            29,887
  Debt issue costs, net                         363               548
  Interest receivable                         2,349             3,170
  Prepaid expenses and other
   assets                                    19,446            16,771
  Notes receivable                            3,387             4,264
  Marketable securities                       6,463             9,939
                                  ------------------ -----------------
     Total Assets                         $ 547,098         $ 567,767
                                  ================== =================

LIABILITIES AND STOCKHOLDERS'
 EQUITY
Bank borrowings                           $      --         $      --
Mortgage loans payable                       47,450            48,266
Bonds payable                                 5,130             5,545
Accrued interest                                341               358
Accrued expenses and other
 liabilities                                  5,532             6,223
Distributions payable                         3,408             3,423
                                  ------------------ -----------------
     Total Liabilities                       61,861            63,815

Minority interest                             3,518             3,518
Stockholders' equity:
Preferred stock $0.01 par value;
 15,000 shares authorized; shares
 issued and outstanding: 2007 --
 8,805; 2006 -- 8,834                       208,636           209,341
Common stock: $0.01 par value;
 45,000 shares authorized; shares
 issued and outstanding: 2007 --
 22,932; 2006 -- 23,569                         229               236
Capital in excess of par value              317,343           332,149
Cumulative net income                       479,482           442,833
Other                                           996             1,693
Cumulative distributions                   (524,967)         (485,818)
                                  ------------------ -----------------
     Total Stockholders' Equity             481,719           500,434
                                  ------------------ -----------------
     Total Liabilities and
      Stockholders' Equity                $ 547,098         $ 567,767
                                  ================== =================

    CONTACT: LTC Properties, Inc.
             Andre C. Dimitriadis, Chairman
             Wendy L. Simpson, CEO & President
             (805) 981-8655